UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 11, 2015
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification Number)
incorporation or organization)

1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2015, Expeditors International of Washington, Inc. (the "Company") appointed Daniel R. Wall as President, Global Products. Mr. Wall, age 46, joined the Company in March 1987, and was promoted to District Manager in May 1992 and Global Director-Account Management in March 2002. Mr. Wall was elected Vice President-ECMS in January 2004 and Senior Vice President-Ocean Services in September 2004. Mr. Wall's qualifications to serve in his new role include 28 years of experience with the Company, including geographic, product and service leadership roles.

As previously disclosed in April 2015, R. Jordan Gates announced his intent to retire as President and Chief Operating Officer of the Company. His retirement will be effective July 31, 2015.

Item 7.01	Regulation FD Disclosure.

On June 12, 2015, Expeditors International of Washington, Inc., a Washington corporation, issued a press release announcing the promotion of Daniel R. Wall as the Company's President, Global Products and the retirement date of R. Jordan Gates effective July 31, 2015. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1
Press release, dated June 12, 2015 issued by Expeditors International of Washington, Inc. announcing the promotion of Daniel R. Wall as the Company's President, Global Products and the retirement date of R. Jordan Gates effective July 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

June 17, 2015	/s/ BENJAMIN G. CLARK
Benjamin G. Clark, Senior Vice President, General Counsel and Corporate Secretary